UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 25, 2015

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On March 25, 2015, the Board of Directors of Spirit Realty Capital, Inc. (the “Company” or “Spirit”) approved the appointment of Phillip D. Joseph, Jr. as Executive Vice President, Chief Financial Officer and Treasurer effective April 20, 2015 (the "Effective Date") as well as the entry into an employment agreement (the “Employment Agreement”) with Mr. Joseph on the terms summarized below.
Mr. Joseph will succeed Michael A. Bender, who has been serving as Spirit’s Executive Vice President, Chief Financial Officer and Treasurer since February, 2010. Mr. Bender will remain with the Company and serve as Spirit’s Chief Accounting Officer as of the Effective Date.
Mr. Joseph, age 46, has over twenty years of real estate experience and has demonstrated expertise in developing, leading and executing capital markets and financial planning and analysis activities, which include extensive experience in capital structure positioning with rating agencies. Prior to agreeing to join Spirit, Mr. Joseph spent more than 13 years at ProLogis, a leading owner, operator and developer of industrial real estate, most recently as Managing Director and Global Treasurer until December 2013. Mr. Joseph received his Bachelor’s degree in Economics & Management from DePauw University and his Masters of Business Administration from the JL Kellogg Graduate School of Management at Northwestern University.
There were no arrangements or understandings between Mr. Joseph and any other persons pursuant to which Mr. Joseph received his appointment. Mr. Joseph does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Agreement

Mr. Joseph's Employment Agreement provides for an initial term of three years from the Effective Date with automatic one-year renewal periods absent prior written notice of non-renewal by either party.

During the employment term, Mr. Joseph will receive a base salary at an annual rate of not less than $400,000 (“Base Salary”). Mr. Joseph is eligible to receive an annual discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time, based on a target bonus opportunity equal to 100% of his Base Salary and a maximum bonus opportunity of 150% of Base Salary, upon the attainment of one or more pre-established performance goals established by the Company's Board of Directors (the "Board") in its sole discretion. The performance criteria will be based on both financial and non-financial goals established during the Company's annual budgeting process.

Mr. Joseph shall be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company. It is expected that the target value of Mr. Joseph’s annual long-term incentive awards will be 250% of his Base Salary. Within 30 days following the Effective Date, Spirit will grant to Mr. Joseph (i) a restricted stock award with a value equal to $500,000 (the “Restricted Stock Award”) and (ii) an award of Performance Shares with a target number of Performance Shares equal to $500,000 (the “Performance Share Award”), each as provided for under the Company’s 2012 Incentive Award Plan. Subject to Mr. Joseph’s continued employment with the Company through the applicable vesting date, 1/3rd of the Restricted Stock Award shall vest on each of the first, second and third anniversaries of March 1, 2015, and the Performance Period for the Performance Share Award shall be January 1, 2015 through December 31, 2017.
During Mr. Joseph's employment term, he will entitled to certain employee benefits of the Company including but not limited to, any employee benefit plan that the Company has adopted or may adopt, four weeks of paid vacation per calendar year and reimbursement of business and travel expenses pursuant to the Company's expense reimbursement policy. In addition, during Mr. Joseph's employment term, the Company shall (i) pay for the premium payments incurred in providing Mr. Joseph with a term life insurance policy during the Employment Term in the amount of $2,000,000 and (ii) pay or reimburse Mr. Joseph for actual, properly substantiated expenses incurred by Mr. Joseph in connection with an annual physical examination in an amount not to exceed $2,000 annually. The Company shall reimburse Mr. Joseph for reasonable expenses and costs incurred in connection with his relocation.

If Mr. Joseph’s employment is terminated during the term of the Employment Agreement by the Company without “Cause,” by Mr. Joseph for “Good Reason” (each, as defined in Employment Agreement) or by reason of the Company’s failure to extend the term of the Employment Agreement at the end of the initial term or at the one-year extension period(s) thereafter, then in addition to any accrued amounts owed Mr. Joseph would be entitled to receive (a) a lump sum payment totaling two times Mr. Joseph’s Base Salary then in effect, (b) an amount equal to his target annual cash bonus, (c) an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination), (d) accelerated vesting of time-based vesting equity awards, and (e) continuing healthcare coverage for up to 24 months. In the event that the Mr. Joseph is terminated by reason of his death or disability, he will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination).

Mr. Joseph's Employment Agreement includes 12 month restrictive covenants regarding noncompetition and nonsolicitation following its termination as well as confidentiality and nondisparagement obligations.
The foregoing description of the terms of Mr. Joseph's Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Indemnification Agreement

On the Effective Date, the Company will enter into an Indemnification Agreement with Mr. Joseph in the form filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated July 17, 2013, the terms of which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 26, 2015, the Company issued a press release announcing the appointment of Phillip D. Joseph, Jr. as Executive Vice President and Chief Financial Officer. A copy of the press release is included herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1	Phillip D. Joseph - Employment Agreement
99.1	Press release, dated March 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: March 26, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Phillip D. Joseph - Employment Agreement
99.1	Press release, dated March 26, 2015